Exhibit 10.1

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT dated May 5, 2014, is made by and between Wheeler Interests, LLC, a Virginia limited liability company, (“Assignor”), and WHLR-Cypress LLC, a Delaware limited liability company (“Assignee”).

Background:

A. Wheeler Interests, LLC, a Virginia limited liability company and Cypress Properties I, LLC, a South Carolina limited liability company, Cypress Properties II, LLC, a South Carolina limited liability company and M & T Enterprises, Inc., a South Carolina corporation previously entered into a Purchase and Sale Agreement, dated March 19, 2014 (the “Agreement”), with respect to the purchase of a shopping center located at Boiling Springs, SC and commonly referred to as Cypress Shopping Center;

B. Assignor desires to assign the Agreement to Assignee.

Agreement:

For and in consideration of the mutual promises herein, Assignor herby assigns all of its rights and delegates all of its obligations under the Agreement to Assignee and Assignee hereby accepts the assignment of the rights of Assignor under the Agreement and assumes all of the obligations and liabilities of Assignor under the Agreement.

(Signature Page Follows)

In Witness Whereof, the parties have executed this Assignment as of the 5th day of May 2014.

ASSIGNOR:

WHEELER INTERESTS, LLC, a Virginia limited liability company

/s/ Jon S. Wheeler
By Jon S. Wheeler, its Managing Member

ASSIGNEE:

WHLR-Cypress LLC, a Delaware limited liability company

/s/ Jon S. Wheeler
By Jon S. Wheeler, its Manager